Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Second Quarter 2023 Results
RESTON, Va., August 8, 2023 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2023.
Q2 2023 Financial Highlights
•Revenue for the second quarter was $93.7 million compared to $91.4 million in Q2 2022
•Net loss of $44.9 million compared to $5.1 million in Q2 2022, resulting primarily from a non-cash goodwill impairment charge of $44.1 million and restructuring costs of $4.1 million in Q2 2023
•Adjusted EBITDA of $8.8 million compared to $6.5 million in Q2 2022
•FX adjusted EBITDA of $9.0 million compared to $4.0 million in Q2 2022
•Refining full year revenue guidance and maintaining adjusted EBITDA guidance

"The second quarter that we're announcing today represents meaningful progress as we remain focused on becoming a more profitable, scalable and nimble organization," said Jon Carpenter, CEO of Comscore. "We saw strength in our digital business and particularly in Proximic, our activation business. We continued our double-digit growth in local TV measurement and showed a substantial increase in adjusted EBITDA vs. the second quarter a year ago – all clear signs that we are moving in the right direction. Leaning into our digital heritage and unique scale and granularity, in ways that only Comscore can, we believe we can solve some of the inefficiencies in measurement that media companies and advertisers have tolerated for too long. We are intent on making audience data and measurement actionable for a cross-platform and cookieless world. While there is much work to do, I am confident that the focus and execution we demonstrated in the second quarter will drive us forward as we move into the back half of 2023."
Second Quarter Summary Results
Revenue in the second quarter was $93.7 million, up 2.5% from $91.4 million in Q2 2022, driven by growth in both Digital Ad Solutions and Cross Platform Solutions. Digital Ad Solutions revenue was up 2.0% from Q2 2022, primarily due to increased usage of our Activation product (up 32% from the prior year quarter), along with higher revenue from certain custom digital products, which offset a decline in our syndicated digital revenue. Cross Platform Solutions revenue was up 3.1% from Q2 2022, with double-digit growth in local TV and continued strength in our movies business.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $92.1 million, a decrease of 4.1% compared to $96.0 million in Q2 2022. The primary driver of the decline was employee compensation, which decreased from ongoing restructuring efforts and a higher amount of capitalization related to internally developed software as we increased our focus on product infrastructure and innovation in 2023. In connection with the restructuring plan announced in September 2022, we incurred restructuring costs of $4.1 million in Q2 2023.
Due in part to a decline in our stock price and market capitalization, we performed an interim review of our goodwill at quarter-end, resulting in a non-cash goodwill impairment charge of $44.1 million as of June 30, 2023. This charge does not directly impact the Company's liquidity, cash flows or future operations.
Primarily due to the goodwill impairment charge and restructuring costs, net loss for the quarter was $44.9 million, compared to $5.1 million in Q2 2022. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.51) and $(0.10) for Q2 2023 and Q2 2022, respectively.
Adjusted EBITDA for the quarter was $8.8 million, compared to $6.5 million in Q2 2022, resulting in adjusted EBITDA margins of 9.4% and 7.1%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $9.0 million, compared to $4.0 million in Q2 2022. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, impairment of goodwill, restructuring costs, amortization of cloud-computing implementation costs, change in fair value of contingent consideration and warrants liability, and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.

Balance Sheet and Liquidity
As of June 30, 2023, cash, cash equivalents and restricted cash totaled $23.1 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $18.0 million.
2023 Outlook
Based on current trends and expectations, we believe full-year 2023 revenue growth will be in the lower end of the range we previously provided, with growth in the low single digits over 2022, and are reaffirming our guidance for an adjusted EBITDA margin in the double digits.
We do not provide GAAP net (loss) income on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net (loss) income, on a forward-looking basis.
Conference Call Information for Today, Tuesday, August 8, 2023 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, August 8, 2023 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2023, strategic and financial focus areas, evolving economic and industry trends, product infrastructure and innovation, and restructuring plans and cost-reduction initiatives. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Media
Andrew Young
KCSA Strategic Communications
comscore@kcsa.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2023	December 31, 2022
(In thousands, except share and par value data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,657	$20,044
Restricted cash	398	398
Accounts receivable, net of allowances of $864 and $798, respectively	54,404	68,457
Prepaid expenses and other current assets	13,852	15,922
Total current assets	91,311	104,821
Property and equipment, net	37,835	36,367
Operating right-of-use assets	22,721	23,864
Deferred tax assets	3,479	3,351
Intangible assets, net	9,716	13,327
Goodwill	344,066	387,973
Other non-current assets	10,350	10,883
Total assets	$519,478	$580,586
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$31,354	$29,090
Accrued expenses	38,237	43,393
Contract liabilities	52,737	52,944
Revolving line of credit	16,000	—
Accrued dividends	15,559	7,863
Customer advances	9,567	11,527
Current portion of contingent consideration	3,648	7,134
Current operating lease liabilities	8,053	7,639
Warrants liability	945	718
Other current liabilities	2,255	4,783
Total current liabilities	178,355	165,091
Non-current operating lease liabilities	26,990	29,588
Non-current portion of accrued data costs	28,918	25,106
Non-current revolving line of credit	—	16,000
Deferred tax liabilities	1,418	2,127
Other non-current liabilities	7,128	10,627
Total liabilities	242,809	248,539
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized and 82,527,609 shares issued and outstanding as of June 30, 2023 and 82,527,609 shares authorized, issued and outstanding as of December 31, 2022; aggregate liquidation preference of $219,559 as of June 30, 2023, and $211,863 as of December 31, 2022	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of June 30, 2023 and 7,472,391 shares authorized as of December 31, 2022; no shares issued or outstanding as of June 30, 2023 or December 31, 2022	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 101,851,130 shares issued and 95,086,334 shares outstanding as of June 30, 2023, and 98,869,738 shares issued and 92,104,942 shares outstanding as of December 31, 2022	95	92
Additional paid-in capital	1,695,281	1,690,783
Accumulated other comprehensive loss	(14,542)	(15,940)
Accumulated deficit	(1,362,066)	(1,300,789)
Treasury stock, at cost, 6,764,796 shares as of June 30, 2023 and December 31, 2022	(229,984)	(229,984)
Total stockholders' equity	88,784	144,162
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$519,478	$580,586

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$93,684	$91,434	$185,242	$185,400

Cost of revenues (1) (2)	52,958	51,467	104,887	104,385
Selling and marketing (1) (2)	17,036	17,485	34,190	34,651
Research and development (1) (2)	8,790	9,917	17,709	19,449
General and administrative (1) (2)	13,274	17,103	26,848	35,220
Impairment of goodwill	44,100	—	44,100	—
Restructuring	4,104	—	5,102	—
Amortization of intangible assets	801	6,772	3,612	13,551
Total expenses from operations	141,063	102,744	236,448	207,256
Loss from operations	(47,379)	(11,310)	(51,206)	(21,856)
Other income (expense), net	1,609	4,557	(203)	6,990
(Loss) gain from foreign currency transactions	(168)	2,527	(1,634)	2,947
Interest expense, net	(363)	(176)	(715)	(376)
Loss before income taxes	(46,301)	(4,402)	(53,758)	(12,295)
Income tax benefit (provision)	1,392	(648)	178	(2,031)
Net loss	$(44,909)	$(5,050)	$(53,580)	$(14,326)
Net loss available to common stockholders:
Net loss	$(44,909)	$(5,050)	$(53,580)	$(14,326)
Convertible redeemable preferred stock dividends	(3,872)	(3,868)	(7,697)	(7,693)
Total net loss available to common stockholders:	$(48,781)	$(8,918)	$(61,277)	$(22,019)
Net loss per common share:
Basic and diluted	$(0.51)	$(0.10)	$(0.65)	$(0.24)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	95,528,637	92,405,250	94,690,383	92,048,120
Comprehensive loss:
Net loss	$(44,909)	$(5,050)	$(53,580)	$(14,326)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(119)	(4,544)	1,398	(5,085)
Total comprehensive loss	$(45,028)	$(9,594)	$(52,182)	$(19,411)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2022	2022
Cost of revenues	$244	$421	$322	$722
Selling and marketing	210	409	315	672
Research and development	193	311	248	511
General and administrative	1,014	2,121	1,893	3,893
Total stock-based compensation expense	$1,661	$3,262	$2,778	$5,798

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2023	2022
Operating activities:
Net loss	$(53,580)	$(14,326)
Adjustments to reconcile to net cash provided by operating activities:
Impairment of goodwill	44,100	—
Depreciation	9,593	8,356
Amortization of intangible assets	3,612	13,551
Non-cash operating lease expense	2,847	2,990
Stock-based compensation expense	2,778	5,798
Amortization expense of finance leases	849	1,360
Deferred tax (benefit) provision	(675)	781
Change in fair value of warrants liability	227	(6,995)
Change in fair value of contingent consideration liability	155	2,403
Other	860	1,128
Changes in operating assets and liabilities:
Accounts receivable	14,301	14,413
Prepaid expenses and other assets	2,093	(2,278)
Accounts payable, accrued expenses and other liabilities	(4,094)	2,544
Contract liabilities and customer advances	(3,070)	(1,642)
Operating lease liabilities	(3,778)	(3,850)
Net cash provided by operating activities	16,218	24,233

Investing activities:
Capitalized internal-use software costs	(10,884)	(7,587)
Purchases of property and equipment	(1,122)	(669)
Net cash used in investing activities	(12,006)	(8,256)

Financing activities:
Contingent consideration payment at initial value	(1,037)	—
Principal payments on finance leases	(888)	(1,456)
Payments for dividends on convertible redeemable preferred stock	—	(15,512)
Other	(254)	(21)
Net cash used in financing activities	(2,179)	(16,989)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	580	(1,208)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,613	(2,220)
Cash, cash equivalents and restricted cash at beginning of period	20,442	22,279
Cash, cash equivalents and restricted cash at end of period	$23,055	$20,059

	As of June 30,
	2023	2022
Cash and cash equivalents	$22,657	$19,634
Restricted cash	398	425
Total cash, cash equivalents and restricted cash	$23,055	$20,059

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023 (Unaudited)	2022 (Unaudited)	2023 (Unaudited)	2022 (Unaudited)
GAAP net loss	$(44,909)	$(5,050)	$(53,580)	$(14,326)

Depreciation	4,869	4,165	9,593	8,356
Amortization of intangible assets	801	6,772	3,612	13,551
Amortization expense of finance leases	420	656	849	1,360
Interest expense, net	363	176	715	376
Income tax (benefit) provision	(1,392)	648	(178)	2,031
EBITDA	(39,848)	7,367	(38,989)	11,348

Adjustments:
Impairment of goodwill	44,100	—	44,100	—
Restructuring	4,104	—	5,102	—
Stock-based compensation expense	1,661	3,262	2,778	5,798
Amortization of cloud-computing implementation costs	359	359	718	718
Change in fair value of contingent consideration liability	59	55	155	2,403
Other (income) expense, net (1)	(1,588)	(4,560)	227	(6,995)
Non-GAAP adjusted EBITDA	$8,847	$6,483	$14,091	$13,272
Non-GAAP adjusted EBITDA margin (2)	9.4%	7.1%	7.6%	7.2%

Adjustments:
Loss (gain) from foreign currency transactions	168	(2,527)	1,634	(2,947)
Non-GAAP FX adjusted EBITDA	$9,015	$3,956	$15,725	$10,325
(1) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our two offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$52,649	56.2%	$51,630	56.5%	$1,019	2.0%
Cross Platform Solutions(1)	41,035	43.8%	39,804	43.5%	1,231	3.1%
Total revenues	$93,684	100.0%	$91,434	100.0%	$2,250	2.5%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $8.4 million in the second quarter of 2022 to $8.8 million in the second quarter of 2023.

	Six Months Ended June 30,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$103,096	55.7%	$104,767	56.5%	$(1,671)	(1.6)%
Cross Platform Solutions(1)	82,146	44.3%	80,633	43.5%	1,513	1.9%
Total revenues	$185,242	100.0%	$185,400	100.0%	$(158)	(0.1)%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $16.5 million in the first half of 2022 to $17.5 million in the first half of 2023.